                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                        Date of Report:  August 16, 1994
                       (Date of earliest event reported)


                        Armstrong World Industries, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                       1-2116                  23-0366390
(State or other                  (Commission               (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)



313 West Liberty Street, P. O. Box 3001, Lancaster, Pennsylvania  17604
       (Address of principal executive offices)                 (ZIP Code)



Registrant's telephone number, including area code:  (717) 397-0611



                               Page 1 of 3 Pages

Item 5.  Other Events
         ------------

     On August 19, 1994, a federal trial jury in the U.S. District Court for the District of New Jersey (the "Court") returned a verdict in favor of Armstrong World Industries, Inc. (the "Company") in the second trial involving Armstrong and The Industry Network System, Inc. (TINS). (Fineman and The Industry
                                                 ------------------------
Network System, Inc. v. Armstrong World Industries, Inc., C.A. No. 84-3837 JWB).
- - - ---------------------------------------------------------
Accordingly, the jury found that Armstrong is not obligated to pay any damages to TINS.

     On June 20, 1991, the Court in the first trial (which had been completed on April 19, 1991) set aside the jury's verdict against the Company, granting judgment for the Company notwithstanding the jury's verdict and, in the alternative, ordering a new trial. The United States Court of Appeals for the Third Circuit, in Fineman v. Armstrong World Industries, Inc. (No. 91-5613),
                  -------------------------------------------
among other things, affirmed the order for a new trial. The second trial began April 26, 1994.

     In another matter, on August 16, 1994, a federal judge in the U.S. District Court for the District of Eastern Pennsylvania (Philadelphia) issued an opinion confirming that the future claimants' settlement class action known as Georgine
                                                                       --------
v. Amchem was "fair to the class as a whole," certifying the class and ruling
- - - ---------
that procedural due process requirements had been satisfied. The class is composed of occupationally exposed future asbestos-related personal injury claimants with claims against members of the Center for Claims Resolution (which includes the Company) who have not opted out of the class. The class claims will generally proceed in a non-litigation system in which accelerated determination of claims will be made, based upon historical values and flow rates and agreed upon medical criteria. Further court proceedings will be required before final approval.



                               Page 2 of 3 Pages

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   ARMSTRONG WORLD INDUSTRIES, INC.
                                   (a Pennsylvania corporation)



                              By:    /s/ L. A. Pulkrabek
                                   -------------------------------------
                                   L. A. PULKRABEK
                                   Senior Vice President, Secretary and
                                   General Counsel



Date:  August 24, 1994



                               Page 3 of 3 Pages